EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-201737) on Form S‑8 of Medtronic plc of our report dated October 23, 2019, relating to the financial statements and supplemental schedule of The Medtronic Puerto Rico Employees’ Savings and Investment Plan, which appears in this Annual Report on Form 11-K of The Medtronic Puerto Rico Employees’ Savings and Investment Plan for the year ended April 30, 2020.

/s/ RSM US LLP
Minneapolis, Minnesota October 26, 2020